EXHIBIT 10.6
Separation Agreement and Release of Claims
This Separation Agreement and Release of Claims (“Agreement”) is made by and between Jane Batts, an Employee, and Tandy Brands Accessories, Inc., Employer (collectively, the “Parties”).
RECITALS:
WHEREAS, Employer is undergoing a reduction-in-force and restructuring that will result in the elimination or consolidation of the functions of Employee’s position;
WHEREAS, Employer desires to provide Employee with separation benefits to assist him/her in the transition resulting from the elimination of his/her position with Employer; and
WHEREAS, Employee agrees, in exchange for such separation benefits, to waive and release any and all claims that s/he may have against Employer.
NOW, THEREFORE, in consideration of the mutual promises and releases contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Salary and Benefits Continuation. Upon the execution of this Agreement, the Parties agree as follows:
a.	Employee shall be laid off from employment with Employer effective January 19, 2008 (hereinafter the “Layoff Date”).

b.	Employee will be provided with his/her final paycheck, including any earned but unused paid time off, within (6) days of termination date.

c.	In an effort to ease the transition into different employment, Employer agrees to pay Employee 26 weeks of Employee’s current base salary, less FIT and FICA withholding, as required by law, on regularly scheduled pay days commencing on the first scheduled pay day after the end of the Revocation Period, as defined herein.

d.	Employee agrees that s/he will not apply or reapply for employment with Employer, and understands that if s/he does, such application will be rejected pursuant to this Agreement.

e.	Employee acknowledges that by signing this Agreement and accepting the benefits provided herein, s/he is receiving benefits to which s/he would not otherwise be entitled. Employee pledges that s/he has carefully read and fully understands all the provisions of this Agreement, and that s/he is signing it voluntarily because s/he wants to take advantage of Employer’s separation offer as outlined in this Agreement.

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f.	Following the Layoff Date, Employee shall be entitled to any and all other rights or benefits afforded to other terminated employees of Employer, including, without limitation, the right to elect to continue, at Employee’s cost, coverage under Employer’s health plan, in accordance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and applicable law. A separate notice of COBRA rights will be provided to Employee.

g.	The Parties understand that any vested rights Employee may have under Employer’s health care program, life insurance program, employee stock purchase program, employee investment plan, flexible benefit plan, and flexible spending account are excluded from the scope of this Agreement, and are not terminated or released by it.
     2. Release. Employee, on behalf of him/herself, his/her descendants, ancestors, dependents, heirs, executors, administrators, successors, and assigns, and each of them, hereby covenants not to sue and fully releases, acquits and discharges Employer, and its subsidiaries and affiliates, past, present, future, and each of them, as well as its owners, trustees, directors, officers, shareholders, agents, servants, employees, representatives, successors, and assigns, related companies or entities, jointly and individually, and each of them (collectively referred to as “Releasees”) with respect to and from any and all claims, wages, demands, assistance, support, rights, liens, agreements, contracts, covenants, actions, suits, rights to appeal, entitlements and notices, causes of action, obligations, debts, costs, expenses, interests, attorneys’ fees, contributions, damages, judgments, orders and liabilities of whatever kind or nature in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee has at any time heretofore owned or held against said Releasees, including, without limitation, those arising out of or in any way connected with his/her employment relationship with Employer, or Employee’s layoff or any other transactions, occurrences, acts or omissions, or any loss, damage, or injury whatever, known or unknown, suspected or unsuspected, resulting from any of them, committed or omitted prior to the date of this Agreement, and including, without limitation, claims for breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or other tort, or discrimination or harassment based upon any federal, state, or municipal statute or local ordinance relating to discrimination in employment. Employee does not waive his/her right to pursue claims for unemployment compensation. The claims waived and discharged include, but are not limited to those arising under the following:
Title VII of the Civil Rights Act of 1964; Executive Order 11246; Equal Pay Act; Vietnam Era Veteran Readjustment Assistance Act; Civil Rights Act of 1991; 42 U.S.C. 1981 (the 1866 Civil Rights Act); Americans with Disabilities Act; Employee Retirement Income Security Act; Family and Medical Leave Act; Fair Labor Standards Act; all laws, including the common laws of the State of Texas regarding employment-related claims; disputed wages, including claims for any back wages or overtime; wrongful discharge and/or breach of contract claims; and tort claims, including invasion of privacy, defamation, fraud, and infliction of emotional distress.

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     3. Indemnity Regarding Assignment of Claims. Employee represents and warrants that s/he has not heretofore assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the claims released as set forth in Paragraph 2, above. Employee agrees to indemnify and hold harmless the Releasees (as defined in Paragraph 2, above) against any claim, demand, debt, obligation, liability, cost, expense, right of action, or cause of action based on, arising out of, or in assignment. Employee agrees that s/he will not bring any legal action against the Releasees for any claim that occurred prior to signing this Agreement. However, this stipulation does not prohibit Employee from filing a lawsuit for the sole purpose of enforcing his/her rights under this Agreement, or from enforcing rights that may arise subsequent to the signing of this Agreement. Employee agrees that if a claim s/he has waived or discharged under this Paragraph 3 is prosecuted in his/her name, or on his/her behalf before any court or administrative agency, s/he waives and agrees not to take any award of money or other damages from such suit. Employee also agrees that if a claim waived or discharged under this Paragraph 3 is prosecuted in his/her name, s/he will immediately request in writing that the claim on his/her behalf be withdrawn. Employee also agrees that s/he waives on behalf of him/herself and his/her attorneys all claims for attorneys’ fees and expenses, and court costs for any claim waived and discharged under this Paragraph 3.
     4. Release, Waiver, and Covenant Not to Sue Under the ADEA. By signing this Agreement, Employee consents to the following:
a.	Release and Waiver of Rights: Employee irrevocably and unconditionally releases Employer and the other Releasees, or any of them, from any and all claims, complaints, liabilities, damages, causes of action, suits, rights, costs and expenses (including attorneys’ fees) from any and all age discrimination, harassment, and/or retaliation claims under the Age Discrimination in Employment Act (“ADEA”).

b.	Covenant Not to Sue: Employee agrees that s/he will not bring any legal action against the Releasees for any claim under the ADEA that existed prior to the time s/he signed this Agreement; however, this stipulation does not keep Employee from filing a lawsuit for the sole purpose of enforcing his/her rights under this Agreement, from enforcing or securing any rights that may arise subsequent to Employee signing this Agreement, or from enforcing or securing any rights provided Employee under the ADEA that may not be legally waived.
     5. Entire Agreement. This Agreement constitutes and contains the entire Agreement and understanding concerning Employee’s employment and layoff, and the other subject matters addressed herein between the Parties, and supersedes and replaces all prior negotiations and all prior Agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof.
     6. Governing Law. This Agreement shall be governed by and subject to the laws and exclusive jurisdiction of the courts of the State of Texas. In the event that Employee breaches any of the provisions of this Agreement, Employee agrees to pay Employer’s reasonable costs of prosecuting such claims, including costs and attorneys’ fees.

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     7. Severability. In the event that one or more of the provisions of this Agreement shall for any reason be held to be illegal or unenforceable, this Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable.
     8. Enforceability. Before Employee takes any legal action to challenge the validity or enforceability of this Agreement, for any reason, including, without limitation, any claim that Employee did not knowingly or voluntarily enter into in this Agreement, Employee agrees that s/he must first return to Employer the payment(s) received by Employee; provided, however, that this Paragraph 8 shall not apply to the release and waiver and covenant not to sue under the ADEA.
     9. Return of Property. Employee agrees to return to Employer any and all property belonging to Employer or the other Releasees, including, but not limited to: originals and all copies of files, memoranda, records, software and related program passwords, computer printouts and disks, door and file keys, laptop computers, cell phones, smart phones, Blackberry, electronic cards, and all other property which Employee received or created in connection with his/her employment with Employer. All such property must be returned to Employer upon Employee’s execution of this Agreement. Employee agrees and guarantees that s/he has not kept any copies, electronic or otherwise, of any of Employer’s property. Upon request by Employer, Employee will provide a sworn certificate that s/he is in compliance with this Agreement, that s/he has returned all of Employer’s property, and that s/he is not using any confidential information belonging to Employer.
     10. Confidential Information. During his/her employment with Employer, Employee was provided with, and had access to, information regarding Employer’s methods of business, and was also provided with, and had access to, other confidential information. Confidential information includes, but is not limited to, customer lists, customer information, business plans, marketing plans, cost information, sourcing information, compensation figures, product pricing information, product design specification, future business plans, any and all documents, memoranda, records and files, correspondence, notes, specifications, and plans, policies and procedures, computer programs, software, and other proprietary data of whatever type or nature. Employee understands that this confidential information is in the nature of a trade secret, and is the sole property of Employer. Employee promises and agrees that s/he will not directly or indirectly, use for his/her benefit, use to the injury of Employer, or divulge to persons other than authorized representatives of Employer, any confidential information of the Employer. Upon execution of this Agreement, all confidential information shall be left with or returned to Employer. Employee agrees that his/her obligations under this Paragraph 10 shall outlast the execution of this Agreement.
     11. Nondisparagement. Employee agrees that s/he will not make any offensive remarks or statements to anyone regarding Employer and/or any of the other Releasees, including, but not limited to, statements or remarks regarding his/her employment with Employer or the termination of that employment. Employee also agrees that s/he will instruct his/her attorney and spouse (if married) to abide by the disparagement prohibition contained in this Paragraph 11. Employee also agrees that s/he will not say or do anything that damages or

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impairs in any way the business organization, goodwill, or reputation of Employer or any of the other Releasees.
     12. No Solicitation of Employees. Employee understands and agrees that s/he will not solicit or hire, directly or indirectly, any individual employed by Employer, or who worked for Employer during the previous six (6) months, for a period of one (1) year after execution of this Agreement.
     13. Violation of Agreement. Employee understands and agrees that if s/he violates any of the promises made in this Agreement, s/he will not receive any additional payments due under this Agreement, must return any payments already received, and may be liable for additional damages, including costs and attorneys’ fees.
     14. Voluntary Agreement. The Parties acknowledge that they have read the foregoing Agreement, understand its contents, and accept and agree to the provisions it contains, and hereby execute it voluntarily and knowingly, and with full understanding of its consequences. Employee acknowledges in executing this Agreement that s/he is not relying, and has not relied on, any guarantee or statement (except those contained in this Agreement) made by any of the Releasees or any agent of the Releasees with regard to the subject matter or effect of this Agreement or otherwise. This Agreement sets forth the entire Agreement between Employee and Employer, and takes the place of any and all prior arrangements or understandings between Employee and Employer. This Agreement is entered into in the State of Texas, and shall be interpreted in accordance with the laws of the State of Texas and in Tarrant County, Texas. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not function or be construed as a waiver of any subsequent breach by Employee. Employee agrees that the provisions contained in this Agreement are fair and reasonable. Employee acknowledges that irreparable injury will result to Employer in the event of Employee’s breach of any of the provisions herein. Accordingly, in addition to any other rights or remedies available to Employer for breach of this Agreement by Employee, Employer shall be entitled to enforcement by preliminary restraining order and injunction. Employee covenants and agrees to keep this Agreement confidential, and promises not to disclose its existence or terms in any form or fashion without the prior written consent of Employer, unless disclosure is legally required. Employer agrees, however, that Employee may inform his/her spouse (if married), and also his/her attorney, accountant, and CPA of the existence and terms of this Agreement as required for legal and/or financial planning or advice.
     15. NOTICE TO EMPLOYEE. EMPLOYEE SHOULD CAREFULLY REVIEW AND UNDERSTAND THIS AGREEMENT BEFORE SIGNING IT. THIS AGREEMENT INCLUDES A RELEASE AND WAIVER OF LEGAL RIGHTS AND CLAIMS. EMPLOYER ADVISES EMPLOYEE TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES THAT S/HE FULLY UNDERSTANDS HIS/HER RIGHTS TO DISCUSS THIS AGREEMENT WITH AN ATTORNEY OF HIS/HER CHOICE (AT HIS/HER EXPENSE), AND THAT S/HE HAD ADEQUATE OPPORTUNITY TO DO SO. EMPLOYEE MAY ACT UPON THIS AGREEMENT ANYTIME PRIOR TO MARCH 11, 2009, WHICH WILL ALLOW EMPLOYEE MORE THAN 45 DAYS TO CONSIDER IT AFTER IT HAS BEEN

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DELIVERED TO EMPLOYEE. IF EMPLOYEE WISHES TO ACCEPT AND AGREE TO THESE TERMS, EMPLOYEE SHOULD SIGN THE AGREEMENT IN THE PRESENCE OF A NOTARY PUBLIC, AND DELIVER IT TO CRAIG MACKEY PRIOR TO MARCH 11. 2009. FOR A PERIOD OF 7 DAYS AFTER EMPLOYEE’S EXECUTION OF THIS AGREEMENT, EMPLOYEE MAY REVOKE THIS AGREEMENT BY DELIVERING A WRITTEN NOTICE TO CRAIG MACKEY. THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE (AND THE SALARY CONTINUATION PAYMENTS TO EMPLOYEE WILL NOT BEGIN UNTIL THIS 7-DAY REVOCATION PERIOD HAS PASSED.
     16. Employee’s Representations. By signing this Agreement, Employee represents and warrants that s/he:
1.	Understands completely his/her right to review all aspects of this Agreement with an attorney of his/her choice (at his/her expense), and that s/he has had adequate opportunity to do so;

2.	Was given at least 45 days from the date s/he received this Agreement to consider it, and understands s/he has 7 days after signing it to revoke it (“Revocation Period”);

3.	Has been provided and has reviewed a list of departmental employees, along with the job titles and ages of all individuals eligible for Employer’s cash separation program; and

4.	Has been provided and has reviewed a list of the job titles and ages of all individuals in the same department who were not selected for Employer’s cash separation program. This list is set out on Exhibit “A” attached hereto, and made a part of this Agreement for all purposes.
PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF
KNOWN AND UNKNOWN CLAIMS.

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EMPLOYEE	TANDY BRANDS ACCESSORIES, INC.

/s/ Jane Batts	By:	/s/ Craig Mackey

JANE BATTS		CRAIG MACKEY Chief Financial Officer

Date:	1-28-09	Date:	2/3/09

STATE OF TEXAS COUNTY OF TARRANT	§ § §
SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, by in person ~~28~~, on this Jan day of 28, 2009.

/s/ RF Lafave
NOTARY PUBLIC in and for
The State of Texas

My Commission Expires:

SEAL

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